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Exhibit 21.1

HCP, Inc.

SUBSIDIARIES

Line of business: Acquiring, developing, leasing, disposing and managing of healthcare real estate.

Wholly Owned Subsidiaries Unless Otherwise Noted	Number of Omitted Subsidiaries	Organized Under Laws of
HCP DR Alabama, LLC (73.18%)	—	Delaware
Pace MOB, LLC	—	Alabama
SHAC, LLC	—	Alabama
HCP DR California, LLC	—	Delaware
HCP CTE, L.P. (99.9%)	—	Delaware
HCP Pleasant, LLC	—	Delaware
HCP DR MCD, LLC (62.92%)	—	Delaware
HCP MCD TRS, LLC	—	Delaware
HCP EGP, Inc.	—	Delaware
HCP ETE, L.P. (99.9%)	—	Delaware
HCP Life Science REIT, Inc.	45	Maryland
HCP/LFREP Ventures I, LLC (99%)	—	Delaware
HCP Louisville, Inc.	3	Delaware
Old Henry Healthcare I, LLC (90%)	—	Kentucky
HCP MC Mortgage Lender, LLC (94.92%)	—	Delaware
HCP Ventures II Member, LLC	—	Delaware
HCP MOP Member, LLC	90	Delaware
HCP VPI Sorrento II, LLC (90%)	—	Delaware
HCPI/Colorado Springs Limited Partnership (97%)	—	Delaware
HCPI/Kansas Limited Partnership (97%)	—	Delaware
HCPI/Little Rock Limited Partnership (97%)	—	Delaware
HCPI/Sorrento, LLC (92.5%)	—	Delaware
HCPI/Tennessee, LLC (87.63%)	10	Delaware
HCPI Trust	—	Maryland
HCP Birmingham Portfolio, LLC (85%)	—	Delaware
HCPI/Utah, LLC (72.32%)	—	Delaware
Davis North I, LLC	—	Delaware
HCPI/Utah II, LLC (69.11%)	—	Delaware
HCPI/Stansbury, LLC	—	Delaware
HCPI/Wesley, LLC	—	Delaware
HCP Lakeview MOB, LLC	—	Delaware
Louisiana-Two Associates, LLC (80%)	—	California
Ocean Acquisition 1, Inc.	210	Maryland
Omaha MOB Investors LLC (38.71%)	—	Florida
Omaha MOB ManagerLLC (49.31%)	—	Delaware
HCP DAS Cypress TX, LP (63.16%)	—	Delaware
HCP DAS Pearland TX, LP (63.59%)	—	Delaware
SJH Medical Office Partners, Ltd. (97.18%)	—	Texas
Marion MOB Partners, L.P. (70%)	—	Illinois
Lexington MOB Partners, Ltd. (75.33%)	—	Florida
Parker MOB Owners LLC (72.32%)	—	Delaware
East Texas Medical Equity Investors Limited Partnership (92.08%)	—	Texas
Texarkana Partners Limited (51%)	—	Texas
HCP CRS2 Plano TX, LP (95%)	—	Delaware
HCP CRS2 Ogden UT, LP (90%)	—	Delaware

Wholly Owned Subsidiaries Unless Otherwise Noted	Number of Omitted Subsidiaries	Organized Under Laws of
Perris-Cal Associates, LLC (80%)	—	California
Statesboro Associates, LLC (80%)	—	California
Texas HCP, Inc.	10	Maryland
Texas HCP Holding, L.P. (99%)	—	Delaware
HCPI/San Antonio Limited Partnership (89.89%)	—	Delaware
Ft. Worth-Cal Associates, LLC (80%)	—	California
Vista Cal Associates, LLC (80%)	—	California
Unconsolidated Subsidiaries	Number of Omitted Subsidiaries	Organized Under Laws of
Edgewood Assisted Living Center, L.L.C. (45%)	N/A	Michigan
Horizon Bay Hyde Park, L.L.C. (75%)	N/A	Delaware
HCP Ventures II Member, LLC	N/A	Delaware
HCP HB2 Greenwich-East-West Bay-		Delaware
Olympia Fields, LLC (35%)	N/A	Delaware
HCP HB2 Waterside Retirement Estates, LLC (35%)	N/A	Delaware
HCP HB2 Carrington-Cherry Hills, LLC (35%)	N/A	Delaware
HCP HB2 Park at Golf Mill, LLC (35%)	N/A	Delaware
HCP HB2 Heritage Palmeras, LLC (35%)	N/A	Delaware
HCP HB2 Manor-Pointe Newport Place, LLC (35%)	N/A	Delaware
HCP HB2 Prosperity Oaks, LLC (35%)	N/A	Delaware
HCP HB2 Pinecrest Place, LLC (35%)	N/A	Delaware
HCP HB2 North Bay Manor, LLC (35%)	N/A	Delaware
HCP HB2 South Bay Manor, LLC (35%)	N/A	Delaware
HCP HB2 Emerald Bay Manor, LLC (35%)	N/A	Delaware
HCP HB2 Herons Run, LLC (35%)	N/A	Delaware
HCP HB2 Sakonnet Bay Manor (35%)	N/A	Delaware
HCP HB2 Park at Vernon Hills, LLC (35%)	N/A	Delaware
HCP HB3 Terrace Memorial City, LLC (35%)	N/A	Delaware
HCP HB3 Spring Shadows Place, LLC (35%)	N/A	Delaware
HCP HB3 Terrace West, LLC (35%)	N/A	Delaware
HCP HB3 Willowbrook, LLC (35%)	N/A	Delaware
HCP HB3 Clear Lake, LLC (35%)	N/A	Delaware
HCP HB3 First Colony, LLC (35%)	N/A	Delaware
HCP Ventures IV, LLC (20%)	72	Delaware
HCP Ventures III, LLC (30%)	14	Delaware
Seminole Shores Living Center, L.L.C. (50%)	N/A	Michigan
Suburban Properties LLC (66.67%)	N/A	Kentucky
Britannia Biotech Gateway Limited Partnership (55%)	N/A	Delaware
LASDK Limited Partnership (62.5%)	N/A	Delaware
Torrey Pines Science Center Limited Partnership (50%)	N/A	Delaware

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  Exhibit 21.1
HCP, Inc. SUBSIDIARIES